U. S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(B) OR (G)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.

                      INTERNET BUSINESS'S INTERNATIONAL, INC.
                  (Name of Small Business Issuer in its charter)

             Nevada                                         33-0845463
(State or jurisdiction of incorporation                 (I.R.S. Employer
           or organization)                          Identification No.)

    4634 South Maryland Parkway, Suite 101, Las Vegas, Nevada      89119
       (Address of principal executive offices)                  (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered

            None
            None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]

Securities Act registration statement file number to which this form relates (if applicable):

      Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of Class)

                                       None
                                  (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Incorporated by reference to Description of Securities contained in a Form S-8 filed on February 15, 2001.

ITEM 2.  EXHIBITS.

The Exhibits required by this registration statement, and an index thereto, are attached.

                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Internet Business's International, Inc.


Dated: October 9, 2001            By: /s/ Albert R. Reda
                                  Albert R. Reda
                                  Chief Executive Officer, Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

Signature                          Title                        Date

/s/ Albert R. Reda         Chief Executive Officer,         October 9, 2001
Albert R. Reda             Secretary, and Director

/s/ Louis Cherry           Chairman of the Board,           October 9, 2001
Louis Cherry               President, and Treasurer
                          (Principal Financial and
                           Accounting Officer)

/s/ Wade Whitely, III      Director                         October 9, 2001
Wade Whitely, III

                                     EXHIBIT INDEX

Number                            Description

1 Last Annual Report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (incorporated by reference to Form 10-K filed on October 1, 2001).

2     Not Applicable.

3     Latest Definitive Proxy Statement filed pursuant to
      Section 14 of the Securities Exchange Act of 1934
     (incorporated by reference to Schedule 14A filed on September 15, 2000).

4.1   Articles of Incorporation, dated December 4, 1998
     (incorporated by reference to Exhibit 3.1 of the Form
      10-Q filed on December 1, 1999).

4.2 Certificate of Amendment of Articles of Incorporation, dated June 30, 1999 (incorporated by reference to Exhibit 3.2 of the Form 10-Q filed on December 1, 1999).

4.3 Certificate of Amendment of Articles of Incorporation, dated December 22, 1999 (incorporated by reference to Exhibit 3.3 of the Form 10-Q filed on May 22, 2000).

4.4 Certificate of Amendment of Articles of Incorporation, dated February 9, 2000 (incorporated by reference to Exhibit 3.4 of the Form 10-Q filed on May 22, 2000).

4.5 Bylaws, dated June 1, 1999 (incorporated by reference to Exhibit 3.3 of the Form 10-Q filed on December 1, 1999).

4.6   Retainer Stock Plan for Non-Employee Directors and
      Consultants, dated October 1, 1999 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on October 8, 1999).

4.7   Consulting Agreement between the Registrant and Mark
      Crist, dated October 5, 1999 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on October 8, 1999).

5     Specimen stock certificate (see below).

6     The last annual report submitted to stockholders
     (incorporated by reference to the Form 10-K filed on October 1, 1999).